EXHIBIT 99.1

Turning Technology to Your Advantage

FORWARD-LOOKING INFORMATION Information in this presentation, which is not historical, includes forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. A number of forward-looking statements are contained in this presentation, including, but not limited to, HEI's Q3 2003 Operating Plan, Q4 2003 Operating Plan, estimated growth in HEI-served markets, anticipated sales growth and market share growth, and estimated revenue. All such forward-looking statements involve risks and uncertainties--including, without limitation, adverse business or market conditions, the ability of HEI to secure and satisfy customers, the availability and cost of materials from HEI's suppliers, adverse competitive developments, changes in or cancellation of customer requirements, and other risks detailed from time to time in HEI's SEC filings--which could cause actual results to differ materially from the forward-looking statements.

HEI, Inc. designs and manufactures Microelectronics, Subassemblies and System Solutions for leading OEMs in the Medical Device and Communications Marketplaces. HEI uses proprietary technology and proprietary processes to create unique solutions for our customers' product development and manufacturing requirements. Customers hire HEI because we are leading edge in designing and manufacturing products that help them, in turn, deliver better products faster and cheaper than they could do by themselves. HEI, Inc. Turning Technology to Your Advantage

Q3 2003 Operating Plan Integrate Colorado AMD Operation and Microelectronics Division into One, Focused Company Cash Flow Neutral by Q3 FY'03 Focus on the Right Markets Across the Organization Fill AMD Pipeline Complete New Bank Relationship Register / Place Shares Sold to CMED Complete Strategic Plan by Q3 FY'03 Execute, Execute, Execute! Turning Technology to Your Advantage

Q4 2003 Operating Plan Integrate Colorado AMD Operation and Microelectronics Division into One, Focused Company Sales & Marketing Finance Administration Technology Operations Cash Flow Positive by Q4 FY'03 Fill AMD Pipeline Debt Restructure / Repurchase Reconfigure Board of Directors Restructure AMD Lease Finalize Strategic Plan by Q4 FY'03 Liquidate non strategic assets Execute, Execute, Execute!

HEI Core Competencies Design engineering for manufacturability Integrated flex and ceramic substrate manufacturing Automated manufacture of complex microelectronics components Patented T-Ball technology to reduce cost and improve performance of communication devices Radio Frequency Identification (RFID) for medical and industrial applications Medical device & equipment design Class III Medical Manufacturing facilities Link-iT TM, a patented technology that connects hospital patient care equipment to care providers and hospital information management systems. Software, test, verification and validation meeting FDA standards Physics applications development for high field imaging systems On site MRI capabilities supports all aspects of imaging hardware and software design imaging hardware and software design imaging hardware and software design imaging hardware and software design imaging hardware and software design imaging hardware and software design imaging hardware and software design imaging hardware and software design imaging hardware and software design imaging hardware and software design imaging hardware and software design imaging hardware and software design imaging hardware and software design imaging hardware and software design imaging hardware and software design imaging hardware and software design imaging hardware and software design imaging hardware and software design imaging hardware and software design imaging hardware and software design imaging hardware and software design Turning Technology to Your Advantage

HEI Markets HEI-served markets are estimated at $1.9 Billion in 2003, growing to in $2.9 Billion in 2007 Turning Technology to Your Advantage

HEI Sales Growth & Market Share HEI forecasts sales to increase from $42M in FY 2003 to $124M in FY 2007. HEI's share of its served available markets is forecast to grow from 2% in FY 2003 to 4% in FY 2007 Turning Technology to Your Advantage

HEI Customers HEI Customer base is comprised of the blue-chip companies, leading OEMs and key innovators in each market segment (accounts in italics won in FY '03): Hearing Siemens, Phonak, GN Resound, Dips, Interton, Sonic Innovations Broadband Nortel, Triquint / Agere, BAe, Picolight, Emcore, IBM, Cray, Intel, Teserra, Agilent, Lecroy Medical Device GE Medical Systems - CT & Filmless, Philips, Guidant, St. Jude, GEMS - MRI, MSEI, Johnson & Johnson, Dupont, Boston Scientific, Nanogen, Genoptix, Inamed, Animus, Medtronic MiniMed, Biosense Webster, Hill Rom, Baxter, Varian, Cerner, Abbott Laboratories Turning Technology to Your Advantage

HEI Competitors

Hearing	***In-house:***	Siemens, Phonak, GN Resound, Starkey, Oticon
	Direct:	RTI, Genum, Task, Valtronic, DyConnex, Cicorel
Broadband	***In-house:***	Agilent, Finissar, Molex, Stratos, Tyco
	Direct:	Aeroflex, Teledyne, MMC, CTS, Flextronics
Medical Device	***In-house:***	GE Medical Systems, Philips, Siemens Medtronic, Guidant, St. Jude, MSEI, J & J, Abbott Medtronic MiniMed, Baxter
	Direct:	Maxtek, Plexus, PTI, Teledyne, RTI, Task, Pemstar, Dyconnex, Cicorel, MedRad, Sanmina, Peak, Pemstar, Teledyne KMC, Invotech, Stratech, UMM, Houser, Garage Shops, Southwest Research, Rio Grande, Capsule Technology

Turning Technology to Your Advantage HEI INC

HEI Revenue 2003-2004 (Est.) *Q2 includes 5 weeks of AMD